Exhibit 99.1
PIPS Technology Division
Financial statements
For the year ended 31 December 2006

PIPS Technology Division
Annual report and financial statements
For the year ended 31 December 2006

Independent auditors’ report to Federal Signal Corporation
We have audited the accompanying combined balance sheet and the combined profit and loss account, cash flow statement and the accompanying notes of the PIPS Technology Division of Federal Signal Corporation (the “Division”) for the year ended 31 December 2006.
Respective responsibilities of directors and auditors
These financial statements are the responsibility of the Division’s management; our responsibility is to express an opinion on these financial statements based on our audit.
Basis of audit opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
Without qualifying our opinion, we draw attention to the fact that, as described in Note 1, the PIPS Division has not operated as a separate group. These combined financial statements may not be indicative of results that would have occurred if the PIPS Division had been a separate stand-alone group during the year presented or of future results of the PIPS Division. We also draw attention to the basis of preparation of these financial statements in Note 1.
Opinion
In our opinion, the accompanying combined balance sheet and the combined profit and loss account, cash flow statement, and the accompanying notes present fairly in all material respects, the financial position of the PIPS Technology Division of Federal Signal Corporation (the “Division”) at 31 December 2006, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United Kingdom modified as described in the notes.

/s/ BDO Stoy Hayward LLP
BDO Stoy Hayward LLP
Chartered Accountants and Registered Auditors
Guildford, England
15 October 2007

PIPS Technology Division
Combined profit and loss account
For the year ended 31 December 2006

	Note	£’000

Turnover	2	14,365
Cost of sales		4,276

Gross profit		10,089
Administrative expenses		4,575

Operating profit	3	5,514
Interest receivable and similar income	6	121
Interest payable and similar charges	7	(35)

Profit on ordinary activities before taxation		5,600
Taxation on profit on ordinary activities	8	1,578

Profit for the financial year		4,022

All amounts relate to continuing operations.
The Division has no recognised gains and losses other than the profit above and therefore no separate statement of total recognised gains and losses has been presented.
The notes on pages 5 to 14 form part of these financial statements.

PIPS Technology Division
Combined balance sheet
At 31 December 2006

	Note	£’000	£’000

Fixed assets
Tangible assets	9	374
Intangible assets	11	27
			401

Current assets
Stocks	12	816
Debtors	13	1,885

Cash at bank and in hand		4,271
			6,972

Creditors: amounts falling due within one year	14		2,624
Net current assets			4,348
Total assets less current liabilities			4,749
Creditors: amounts falling due after more than one year	15		44
Provisions for liabilities	16		139
Net assets			4,566

Combined capital and reserves
Called up share capital	17		76
Profit and loss account	19		4,490

Equity shareholder’s funds	20		4,566

These financial statements were approved by the Board of Federal Signal Corporation and authorised for issue on 11 October 2007.

/s/ J. L. Sherman
J. L. Sherman
Director
The notes on pages 5 to 14 form part of these financial statements.

PIPS Technology Division
Combined cash flow statement
For the year ended 31 December 2006

	Note	£’000	£’000

Net cash inflow from operating activities	22		5,682
Returns on investment and servicing of finance
Interest received	6	121
Interest paid		(47)
Net cash inflow from returns on investments and servicing of finance			74
Taxation paid			(1,248)
Capital expenditure and financial investment
Sale of tangible fixed assets		6
Purchase of tangible fixed assets		(159)
Net cash outflow from capital expenditure and financial investment			(153)
Dividend paid			(1,750)
Net cash inflow before financing			2,605
Financing
Loans repaid		(100)
Loans received		380
Capital element of finance leases repaid		(14)
Net cash inflow from financing			266
Increase in cash in the year			2,871

PIPS Technology Division
Notes to the financial statements
For the year ended 31 December 2006
1 Accounting policies
Basis of accounting
The financial statements are prepared under the historical cost convention and in accordance with applicable United Kingdom Accounting Standards. A summary of the more important accounting policies are as follows:
Basis of combination
The combined profit and loss account and combined balance sheet relate to the financial statements of the PIPS Technology Division (“the Division”). The Division comprises the combined financial statements of PIPS Technology Limited and PIPS Technology Inc. The companies operate independently but are under common control. Combined entity results are not indicative of results that would have occurred if the Division had been a stand alone legal entity during the year presented. The combination has been effected by aggregating the two companies’ results, balance sheets and cash flows for the year ended 31 December 2006. Intra-division sales and profits are eliminated on combination. PIPS Technology Inc’s accounts are translated from dollars to sterling using a period-end rate for the balance sheet and an average rate for the profit and loss account.
Turnover
Turnover represents sales to external customers at invoiced amounts less value added tax or local taxes on sales.
Depreciation
Depreciation is provided to write off the cost, less estimated residual values, of all tangible fixed assets, evenly over their expected useful lives. It is calculated at the following rates:

UK
Leasehold improvements	10% straight line basis
Plant and machinery	20 — 25% straight line basis
Motor vehicles	25% straight line basis
Fixtures and fittings	20% straight line basis
Office equipment	20 — 33% straight line basis

US
Software	3 year straight line basis
All other	3 — 5 years double declining balance basis
Stocks
Stocks are valued at the lower of cost and net realisable value. Cost is based on the cost of purchase on a first in, first out basis. Net realisable value is based on estimated selling price less additional costs to completion and disposal.
Foreign currency
Foreign currency transactions are translated into sterling at the rates ruling when they occurred. Foreign currency monetary assets and liabilities are translated at the rates ruling at the balance sheet dates. Any differences are taken to the profit and loss account.
Research
Expenditure on research and development is charged to the profit and loss account in the year in which it is incurred.

PIPS Technology Division
Notes to the financial statements
For the year ended 31 December 2006 (continued)
1 Accounting policies (continued)
Deferred taxation
Deferred tax balances are recognised in respect of all timing differences that have originated but not reversed by the balance sheet date, except that:
•	deferred tax is not recognised on timing differences arising on revalued properties unless the Division has entered into a binding sale agreement and is not proposing to take advantage of rollover relief; and

•	the recognition of deferred tax assets is limited to the extent that the Division anticipates making sufficient taxable profits in the future to absorb the reversal of the underlying timing differences.
Deferred tax balances arising from underlying timing differences in respect of tax allowances on industrial buildings are reversed if and when all conditions for retaining those allowances have been met.
Deferred tax balances are not discounted.
Share-based payment
When share options are awarded to employees, the fair value of the options at the date of grant is charged to the income statement over the vesting period. Non-market vesting conditions are taken into account by adjusting the number of equity instruments expected to vest at each balance sheet date so that, ultimately, the cumulative amount recognised over the vesting period is based on the number of options that eventually vest. Market vesting conditions are factored into the fair value of the options granted. As long as all other vesting conditions are satisfied, a charge is made irrespective of whether the market vesting conditions are satisfied. The cumulative expense is not adjusted for failure to achieve a market vesting condition.
Where the terms and conditions of options are modified before they vest, the increase in fair value of the options, measured immediately before and after the modification, is also charged to the income statement over the remaining vesting period.
Where equity instruments are granted to persons other than employees, the income statement is charged with the fair value of goods and services received.
Leased assets
Where assets are financed by leasing agreements that give rights approximating to ownership (finance leases), the assets are treated as if they had been purchased outright. The amount capitalized is the present value of the minimum lease payments payable during the lease term. The corresponding leasing commitments are shown as amounts payable to the lessor. Depreciation on the relevant assets is charged to the profit and loss account.
Lease payments are analysed between capital and interest components. The interest element of the payment is charged to the profit and loss account over the period of the lease and is calculated so that it represents a constant proportion of the balance of capital repayments outstanding. The capital part reduces the amounts payable to the lessor.
All other leases are treated as operating leases. Their annual rentals are charged to the profit and loss account on a straight-line basis over the term of the lease.
Pension costs
The Division operates two defined contribution pension schemes, one in the UK and one in the US. Pension contributions are charged to the profit and loss account in the period in which they become payable. These contributions are invested separately from the Division’s assets. Contributions from the Division amounted to £34,672. Contributions of £11,567 were accrued but unpaid at the year end.
Warranty provision
Where products are sold which are subject to warranties, a provision is recognised for the best estimate of the costs of making good under the warranty provision for products sold before the balance sheet date.

PIPS Technology Division
Notes to the financial statements
For the year ended 31 December 2006 (continued)
2. Turnover

2006
£’000

Analysis by geographical market:

United Kingdom	10,318
Europe	1,069
United States	2,564
Rest of the world	414

14,365

3. Operating profit

£’000

Operating profit is stated after charging:
Depreciation of owned tangible fixed assets	140
(Profit) on disposal of tangible fixed assets	(5)
Amortisation of negative goodwill	(6)
Operating lease rentals	131
Exchange differences	(54)

4. Directors’ emoluments
Directors’ remuneration comprises

£’000

Emoluments	645
Pension contributions	6

651

The remuneration of the highest paid Director was:
Emoluments	349
Pension contributions	—
Total	349

There were two directors in the Division’s defined contribution pension scheme during the year.
5. Employee information
The average monthly number of persons including Directors employed by the Division during the year was 60.
Staff costs for the above persons were:

£’000

Wages and salaries	2,994
Social security costs	339
Other pension costs	38

3,371

PIPS Technology Division
Notes to the financial statements
For the year ended 31 December 2006 (continued)
6. Interest receivable

£’000

Interest receivable on bank deposits	121
7. Interest payable

£’000

Interest payable on:
Finance leases and lease purchase contracts	34
Interest payable on director’s loan account	1

35

8. Taxation on profit on ordinary activities
The taxation charge is based on the profit on ordinary activities for the year and consists of:

£’000

US and UK Corporation tax
- current tax on profits for the year	1,615
Deferred tax	(37)

Taxation on profit on ordinary activities	1,578

The taxation assessed is lower than the standard rate of corporation tax in the UK. The differences are explained below:

£’000

Profit on ordinary activities before taxation	5,600

Profit on ordinary activities at the standard UK/US corporation tax rate	1,707
Effects of:
Expenses not deductible for tax purposes including goodwill amortisation	33
Research and development credit	(126)
Provisions adjustment	15
Over provision in respect of previous years	(12)
Negative goodwill	(2)
Corporation tax charge for period	1,615

PIPS Technology Division
Notes to the financial statements
For the year ended 31 December 2006 (continued)
9. Tangible fixed assets

		Plant
	Leasehold	&	Motor	Fixtures and	Office
	Improvement	Machinery	Vehicles	fittings	Equipment	Total
	£’000	£’000	£’000	£’000	£’000	£’000

Cost
At 31 December 2005	114	151	164	49	187	665
Additions	0	19	68	17	74	178
Disposals	0	0	(40)	0	0	(40)
Translation	0	(8)	(6)	(1)	(8)	(23)

At 31 December 2006	114	162	186	65	253	780

Accumulated depreciation
At 31 December 2005	22	63	87	21	123	316
Charge for the year	15	29	39	9	48	140
Disposals	0	0	(39)	0	0	(39)
Translation	0	(2)	(3)	(1)	(5)	(11)

At 31 December 2006	37	90	84	29	166	406

Net book value
At 31 December 2006	77	72	102	36	87	374

The net book value of, and depreciation charge for the year on, tangible fixed assets includes assets held under finance leases and hire purchase contracts as follows:

2006
£’000

Net book value

Motor vehicles	55

Depreciation charged
Motor vehicles	22

10. Dividends

£’000

Ordinary shares
Final paid of £0.35	1,750
11. Intangible assets

		Negative
	Patents	Goodwill
Cost or valuation	£’000	£’000

At 1 January 2006	23	(449)

Additions	10

At 31 December 2006	33

Amortisation		(443)
At 1 December 2006	—
Provided for the year	6	(6)

At 31 December 2006	6	(449)

Net book value
At 31 December 2006	27	—
At 1 January 2006	23	(6)

Negative goodwill relates to the purchase of assets from Pearpoint Limited.

PIPS Technology Division
Notes to the financial statements
For the year ended 31 December 2006 (continued)
12. Stocks

£’000

Raw materials and consumables	816
There is no material difference between the replacement cost of stocks and the amounts stated above.
13. Debtors

£’000

Amounts falling due within one year:
Trade debtors	1,746
Other debtors	69
Prepayments and accrued income	56
Deferred taxation	14

1,885

14. Creditors: amounts falling due within one year

£’000

Trade creditors	587
Other taxation and social security	1,129
Obligations under hire purchase contracts and finance leases	38
Other creditors	5
Accruals and deferred income	865

2,624

15. Creditors: amounts falling due after more than one year

£’000

Obligations under finance lease and hire purchase contracts	44

Maturity of debt:

£’000

Within one year (note 14)	38

In one to two years	37
In two to five years	7

44

Included within creditors are secured liabilities amounting to £82,000.

PIPS Technology Division
Notes to the financial statements
For the year ended 31 December 2006 (continued)
16. Provisions for liabilities

	Deferred	Warranty
	taxation	provision	Total
	£’000	£’000	£’000
At 1 January 2006	16	129	145
(Credited) debited to profit and loss account	(30)	10	(20)

	(14)	139	125
Transferred to debtors (see note 13)	14	—	14

At 31 December 2006	0	139	139

Deferred taxation

Accelerated capital allowances	8
Sundry timing differences	(22)

	(14)

17. Share capital

		Nominal
	Number of	value
	shares	£’000

Authorised
PIPS Technology Ltd. Ordinary shares of 1 pence each	200,000,000	2,000
PIPS Technology Inc. Ordinary shares of 1 cent each	10,000,000	51

		2,051

Allotted, called up and fully paid
PIPS Technology Ltd. Shares of 1 pence each	5,000,000	50
PIPS Technology Inc. Shares of 1 cent each	5,000,000	26

		76

18. Share based payments
The expense recognised for share based payments in respect of employee services during the year to 31 December 2006 is £13,000.
At 31 December 2006, the following share options were outstanding in respect of the ordinary shares:

			Country	Price per
Date of grant	Number of shares	Period of option	originated	share £

19/5/2005	1,100,000	May 2005 — May 2015	UK	0.16
31/8/2005	900,000	August 2005 — August 2015	US	0.08
31/8/2005	75,000	August 2005 — August 2015	US	0.50
The fair value of equity-settled options granted is estimated as at the date of grant using a Black-Scholes model, taking into account the terms and conditions upon which the options were granted. The following table lists the inputs to the model used for the year ended 31 December 2006.

	UK options	US options
Dividend yield	0	0
Expected share price volatility	20%	20%
Risk-free interest rate	5%	4%
Expected life of option	9 years	9 years
Share price at date of grant	£0.16	£0.12
Exercise price	£0.16	£0.12

PIPS Technology Division
Notes to the financial statements
For the year ended 31 December 2006 (continued)
19. Reserves

Profit
and loss
account
£’000

At 31 December 2005	2,205
Profit for the year	4,022
Dividends	(1,750)
Share based payment charge	13

At 31 December 2006	4,490

20. Reconciliations of movements in combined shareholder’s funds

£’000

Profit for the year	4,022
Dividends	(1,750)

2,272
Share based payment charge	13

Net additions to shareholders’ funds	2,285
Opening shareholders’ funds	2,281

Closing shareholders’ funds	4,566

21. Commitments under operating leases
The Division had annual commitments under non-cancellable operating leases as set out below:

Land and
buildings
£’000

Operating leases which expire:

Within one year	123
After five years	128
22. Reconciliation of operating profit to net cash inflow from operating activities

£’000

Operating profit	5,514
Amortization of intangible fixed assets	(6)
Depreciation of tangible fixed assets	140
(Profit) loss on sale of tangible fixed assets	(5)
Increase in stocks	(291)
Decrease in debtors	781
Decrease in creditors	(450)
Share based payment charge	13
Warranty provision movement	(14)
Net cash inflow from operating activities	5,682

PIPS Technology Division
Notes to the financial statements
For the year ended 31 December 2006 (continued)
23. Reconciliation of net cash flow to movement in net funds

£’000

Increase in cash	2,871
Cash inflow from changes in debt	(266)

Movement in net funds resulting from cash flows	2,605
Inception of finance leases	(37)

Movement in net funds	2,568
Net funds at 1 January 2006	1,688

Net funds at 31 December 2006	4,256

24. Analysis of net debt

	31			31
	December	Non-cash	Cash	December
	2005	movements	movements	2006
	£’000	£’000	£’000	£’000

Cash at bank and in hand	1,415	(15)	2,871	4,271
Debt due within one year	279	—	(279)	—
Finance leases	(2)	(26)	13	(15)

Total	1,692	(41)	2,605	4,256

25. Ultimate controlling party
The directors consider that the Division was under the control of A.K. Sefton at 31 December 2006. The ultimate controlling party is now considered to be Federal Signal Corporation as a result of its acquisition of the Division in 2007.
26. Summary of differences between U.K. and U.S. generally accepted accounting principles (‘GAAP’)
The accompanying combined financial statements of the Division have been prepared in accordance with generally accepted accounting principles in the United Kingdom (“U.K. GAAP”). As a result, the Division’s financial statements may differ substantially from financial statements prepared in accordance with generally accepted accounting principles in the U.S. (“U.S. GAAP”). The Division was not required to prepare financial statements in accordance with US GAAP as of 31 December 2006.
The following is a summary of certain differences between UK GAAP and US GAAP. The discussion below should not be taken as an exhaustive list of all differences in accounting, disclosure, presentation or classification that could affect the manner in which transactions or events are presented in the Division financial statements. In addition, footnote disclosures under US GAAP (including disclosure of related party transactions) can be more extensive than those required under UK GAAP.

PIPS Technology Division
Notes to the financial statements
For the year ended 31 December 2006 (continued)
Presentation of Financial Statements
There are a number of presentation differences between UK GAAP and US GAAP which affect the classification of amounts reported in the Combined Statement of Operations, Combined Balance Sheet and Cash Flow. Such differences include the following —
Statement of Operations
Under UK GAAP, the Division reports its combined profit and loss account to include costs related to raw materials and consumables, staff, depreciation, amortisation of goodwill and other external expenses. Under US GAAP, expenditures must be presented by function. As such expenses would have been reclassified to be reported as cost of sales, selling and advertising, and general and administrative expenses.
Statement of Cash Flows
There are certain differences from UK GAAP to US GAAP with regard to the classification of items within the cash flow statement and with regard to the definition of cash and cash equivalents. In accordance with UK GAAP, cash flows are separately presented for operating activities, returns on investments and servicing of finance, taxation, capital expenditures and financial investment, acquisitions and disposals, equity dividends paid, management of liquid resources and financing. In addition, cash includes overdrafts, excludes cash equivalents but includes Restricted Cash. Under US GAAP, cash flows are classified under operating activities (including cash flows from taxation and returns on investments and servicing of finance), investing activities and financing activities. Cash also includes cash equivalents with an original maturity of three months or less and would exclude overdrafts.
Tax
UK GAAP requires full provision to be made for deferred tax assets and liabilities that arise from timing differences between the recognition of gains and losses in the financial statements and their recognition in the tax computation. Tax is provided based on substantially enacted rates. Deferred tax assets are recognised only to the extent that it is considered more likely than not that there will be suitable taxable profits from which the underlying timing differences can be deducted. Under US GAAP, deferred taxation is provided on all temporary differences between the financial statements carrying amounts of all existing assets and liabilities and their respective tax basis. Tax is provided based on enacted rates. Deferred tax is provided subject to a valuation allowance to reduce the deferred tax assets to the amount which more likely than not will be realised in the future tax returns.